UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FARMERS NATIONAL BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	34-1371693
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20 South Broad Street Canfield, Ohio,	44406
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class be registered
Common Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:                      (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed to change the registration of the common shares, no par value (the “Common Shares”), of Farmers National Banc Corp., an Ohio corporation (the “Company”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the Common Shares on the NASDAQ Stock Market LLC (the “NASDAQ”). The Common Shares are currently listed for quotation on the Over-the-Counter Bulletin Board under the symbol “FMNB.OB”.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Shares is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2011, under Item 8.01 Other Events, which description is incorporated herein by reference.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the NASDAQ and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Farmers National Banc Corp.

/s/ John S. Gulas
John S. Gulas President and Chief Executive Officer

September 9, 2011